BIG B, INC.
                                     2600 Morgan Road, S.E.
                                    Birmingham, Alabama 35023

                            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                          May 30, 1995


TO THE SHAREHOLDERS:

       The annual meeting of Shareholders of Big B, Inc. (the "Company") will be held at the offices of the Company, 2600 Morgan Road, S.E., at Interstate 459, Birmingham, Alabama 35023, on the 30th day of May, 1995, at 10:00 o'clock A.M., Central Daylight Time, for the following purposes:

       (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected.

       (2) To consider and act upon a proposal to ratify the engagement of the accounting firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

       (3) To consider and act upon a proposal to approve an Amendment to the Certificate of Incorporation of the Company, approved and recommended by the Board of Directors, which would increase the total number of shares which the Company has authority to issue from Forty Million to One Hundred Million shares of Common Stock of the par value of $0.001 per share, and to approve and authorize the execution and the filing of any and all certificates and other instruments with all governmental agencies necessary or desirable to effectuate the foregoing matter.

       (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

       We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the return envelope which is enclosed for your convenience. The proxy must be returned on or before May 29, 1995.

       The annual report of your Company for the fiscal year ended January 28, 1995, is enclosed. We hope you will find it informative.

       Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on April 1, 1995, has been fixed as the date for determination of Shareholders entitled to notice of this meeting and to vote at the meeting.

                                             James A. Bruno,
                                             Secretary

                                             BY ORDER OF THE BOARD OF DIRECTORS

Dated May 3, 1995.
May 3, 1995

                                           BIG B, INC.
                                     2600 Morgan Road, S.E.
                                   Birmingham, Alabama  35023

                                 ANNUAL MEETING OF SHAREHOLDERS
                                          May 30, 1995

                                         PROXY STATEMENT

GENERAL

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of Shareholders of Big B, Inc. ("Big B" or the "Company") to be held on May 30, 1995. Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies which is expected to be nominal. The Company intends to cause this proxy statement to be mailed to stockholders on or about May 3, 1995. The proxy must be returned by May 29, 1995.

PROXY IS REVOCABLE

       If, after you send in your proxy, you change your mind and desire to revoke your proxy, you may do so by giving notification of such intent to the Secretary of the Company in writing at any time prior to the commencement of this annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposals herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.

DATE OF RECORD

       The close of business on April 1, 1995, has been set as the record date for the purpose of determining Shareholders entitled to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

OUTSTANDING SECURITIES

       On March 16, 1995, there were issued and outstanding
15,636,510 shares of Common Stock of the Company, which constitute all of the voting securities of the Company.

BUSINESS TO BE CONSIDERED AT
ANNUAL MEETING OF SHAREHOLDERS

       It is expected that the following business will be considered and action taken thereon at the annual meeting:

       (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected.

       (2) To ratify the engagement of the accounting firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

       (3) To approve an amendment to the Certificate of Incorporation of the Company, approved and recommended by the Board of Directors, which would increase the total number of shares which the Company has authority to issue from Forty Million to One Hundred Million shares of Common Stock of the par value of $0.001 per share, and to approve and authorize the execution and the filing of any and all certificates and other instruments with all governmental agencies necessary or desirable to effectuate the foregoing matter.

       (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The Company knows of no person (excluding officers and Directors of the Company) who may be deemed to own beneficially more than five percent of the outstanding Common Stock of the Company.

       The security ownership of all Directors and nominees and of certain officers is set forth hereinafter.

BOARD OF DIRECTORS

       The present Board of Directors consists of 8 members, all of whom were elected to the Board of Directors at the Company's 1994 annual meeting of Shareholders. One of the present members of the Board of Directors, Isaac L. Alderman, will retire from the Board at the conclusion of his present term and, therefore, has not been renominated to the Board. A Board of Directors consisting of no less than 3 nor more than 12 persons is authorized by the Big B, Inc. Certificate of Incorporation. As provided in the Company's Bylaws, the Board of Directors has fixed at 8 the present number of members to serve on the Board. The remaining seven (7) of the present members of the Board of Directors are nominees for election to the Board of Directors at this meeting. Each nominee has expressed willingness to serve as a Director during the coming year. Each Director is to serve for a term of one year or until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The eight nominees receiving the highest number of votes at the annual meeting will be elected as Directors. (Abstentions and broker non-votes will not affect the tally of votes cast in the election. A "non-vote" occurs when a broker, or other fiduciary, holding shares for a beneficial owner votes on one proposal but lacks authority from the owner to vote on another proposal.) It is the intention of the proxy holders to vote FOR the election of all of the nominees listed below in the absence of contrary direction. Should any nominee become unavailable for election for any presently unforeseen reason, the Board of Directors of the Company will determine how the proxies will be voted.

       During the last fiscal year, the Board of Directors met on four occasions. No incumbent Director attended fewer than 75% of the aggregate number of Board and committee meetings on which such Board member served. Directors fees of $1,000 each for the Board meetings attended were paid to each non-employee Director of the Company. The Company allows non-employee Directors to elect to be paid Director fees in Common Stock of the Company, and all of the non-employee Directors have elected to be paid in Common Stock.

       The Company has an Audit Committee consisting of Anthony J. Bruno, Richard Cohn and Isaac Alderman, which met on one occasion during the past year. The purpose of the Audit Committee is to advise the Board of Directors with respect to the scope of the annual audit and with respect to any recommendations made by the auditors of the Company concerning the internal accounting controls of the Company. The Company has a Compensation Committee consisting of Richard Cohn, Isaac Alderman and Charles A. McCallum, D.M.D., M.D., which met on one occasion during the past year. The purpose of the Compensation Committee is to review and approve salaries and benefits for the executive officers of the Company. The Company does not have a Nominating Committee.

       The principal occupation or employment of each nominee for Director for the past five years, the year in which he or she became a Director, and the number of shares of Common Stock of the Company beneficially owned on March 31, 1995, are reflected in the following table. Unless otherwise stated, the nominee exercises sole voting and investment power over all shares of Common Stock beneficially owned.

NOMINEES

                                                                            Percent
          Principal                                          Beneficial     of Total
          Occupation                           Served        Ownership      Outstanding
          for the                                as          of Common      Common
Name of   Past Five                            Director      Stock of       Stock of
Nominee   Years                        Age      Since        Company        Company
Joseph    Chairman Emeritus of the     82       1972           559,122(1)    3.6%
S. Bruno  Board of the Company and
          Chairman Emeritus of the
          Board of Bruno's, Inc.;
          Chairman of the Board of
          the Company from 1972 to
          1993.

Anthony   Chairman of the Board of     68       1979           885,504(2)    5.7%**
J. Bruno  the Company and Chief
          Executive Officer; President
          of the Company from 1979
          to 1993.

Arthur    President and Chief Operat-  47       1981            68,098(3)        *
M. Jones, ing Officer of the Company;
Sr.       Executive Vice President and
          Secretary/Treasurer from 1981
          to 1993.

Vincent   Senior Vice-President of     52       1981         1,226,112(4)    7.8%**
J. Bruno  Merchandising and Advertising
          of the Company

James A.  Vice President of Marketing  34       1993            93,403(5)       *
Bruno     since 1987; Secretary of the
          Company since 1993.

Richard   Attorney: Sirote & Permutt,  52       1981             7,417(6)       *
Cohn      P.C., Counsel for the Company

Charles   Professor of Medicine and    68       1993             1,417          *
A. Mc-    Dentistry, University of
Callum,   Alabama at Birmingham (UAB);
D.M.D.,   President of UAB from 1987
M.D.      to 1993

Susan W.  Executive Director of        48       ----               672         *
Matlock   Birmingham Business
          Assistance Network since
          1986.

*Owns less than 1% of the total outstanding Common Stock of the Company.
**Owns 5% or more of the total outstanding Common Stock of the Company.  The address for these beneficial owners of 5% or more of the Company's Common Stock is c/o Big B, Inc., 2600
Morgan Road, S.E., Birmingham, Alabama 35023.
<F1>
(1) Includes 473,522 shares owned directly by Joseph S. Bruno; 70,100 shares owned by his wife, as to which he may be deemed to share voting and investment power; and 15,500 shares owned by the Joseph S. Bruno Charitable Foundation, a private charitable foundation, of which he is a Director, with respect to which shares he disclaims any beneficial interest but as to which he shares voting and investment power.
<F2>
(2) Includes 791,504 shares owned directly by Anthony J. Bruno; and 67,200 shares owned by his wife, and 26,800 shares held in the name of his wife as custodian for their children, nephew, and grandchild, as to which he may be deemed to share voting and investment power.
<F3>
(3) Includes 67,326 shares owned directly by Arthur M. Jones, Sr. (of which 13,000 shares are represented by options exercisable within sixty days by him under the Company's Employee
Stock Option Plan); 172 shares held jointly with his wife, and 600 shares held in the name of his wife as custodian for their children, as to which he may be deemed to share voting and investment power.
<F4>
(4) Includes 507,936 shares owned directly by Vincent J. Bruno (of which 18,000 shares are represented by options exercisable within sixty days by him under the Company's Employee
Stock Option Plan); 114,100 shares held by him as custodian for his minor children; 391,633 shares held by him as co-trustee of trusts for the benefit of his minor children, 1,600 shares held jointly with his wife, 174,964 shares owned by his wife, 16,735 shares held in the name of his wife as trustee of a trust for the  benefit of his minor children, and 10,900 shares held in the names of his minor children, as to which he may be deemed to share voting and investment power; and 8,244 shares owned by the Lee Bruno Foundation, a private charitable foundation, of which he is a Director, with respect to which shares he disclaims any beneficial interest but as to which he shares voting and investment power.
<F5>
(5) Includes 92,534 shares owned directly by James A. Bruno (of which 4,000 shares are represented by options exercisable within sixty days by him under the Company's Employee
Stock Option Plan); and 869 shares held in the name of his mother as Trustee for the benefit of his minor child.
<F6>
(6) Includes 1,417 shares owned directly by Richard Cohn; and 6,000 shares held in the name of Cohn Family Partnership, Ltd., as to which he may be deemed to share voting and investment power.  He also serves as co-trustee of certain trusts with Vincent J. Bruno of which neither he nor any member of his family is a beneficiary, which own, in the aggregate 51,552 shares, as to which Mr. Cohn may be deemed to share voting and investment power and as to which he disclaims any beneficial ownership and which are not included in the above total.

Joseph S. Bruno and Anthony J. Bruno are brothers, and Vincent J. Bruno is their nephew. James A. Bruno is the son of Anthony J. Bruno. These four individuals beneficially own, in the aggregate, 2,764,141 shares (of which 22,000 shares are represented by options exercisable within sixty days by Vincent J. Bruno and James A. Bruno under the Company's Employee Stock Option Plan), constituting approximately 17.7% of the total outstanding Common Stock of the Company.

       Joseph S. Bruno and Richard Cohn are members of the Board of Directors of Bruno's, Inc.

       As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that during 1994 no directors filed untimely reports on transactions in the Company's common stock.



PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

       The Board of Directors of the Company has recommended to the Shareholders that the number of authorized shares of capital stock of the Company, which presently is 40,000,000 shares of $.001 par value Common Stock, be changed to increase the number of authorized shares to 100,000,000 shares of $.001 par value Common Stock. If the proposed change is approved by the shareholders, an amendment to the Certificate of Incorporation of the Company will be filed in the Office of the Judge of Probate of Jefferson County, Alabama.

       As of March 16, 1995, the Company had issued and outstanding 15,636,510 shares of its Common Stock, and there were 24,363,490 shares authorized but unissued. If the proposed change in authorized shares is approved, there will be 84,363,490 shares authorized but unissued. Other than 3,299,180 shares of Common Stock reserved for issuance upon conversion of the Company's outstanding 6-1/2% Convertible Subordinated Debentures and 888,597 shares reserved for issuance of stock options heretofore granted or available for grant under the Company's Employee Stock Option Plan, the Company has no present plans for the issuance of these authorized but unissued shares, but they may be issued by action of the Board of Directors at such times and on such terms as the Board may determine. The Board of Directors believes that the increase in the authorized shares of the Company is desirable in order to provide sufficient additional authorized capital stock of the Company for any future approved stock splits, stock dividends or stock offerings, for any acquisition by the Company of the assets or stock of any other business, or for other appropriate corporate purposes, should any of such be approved by the Board of Directors in the future. Management of the Company will not solicit further approval from the shareholders prior to the issuance of additional shares of the Company's Common Stock, except as required by law.

       The proposed amendment to the Certificate of Incorporation will not in any way deny or restrict the rights of the existing shareholders. However, the shareholders of the Company do not have preemptive rights and the issuance of the authorized but as yet unissued shares could have a dilutive effect on existing shareholders. Accordingly, a resolution setting forth the proposed Articles of Amendment to Certificate of Incorporation will be presented at the special shareholders' meeting for approval by the shareholders. To be adopted, this resolution must have the approval of a majority of the outstanding shares of the Common Stock of the Company. (Abstentions and broker non-votes will have the effect of votes against this resolution.)


OFFICERS

       The offices held by Joseph S. Bruno, Anthony J. Bruno, Arthur
M. Jones, Sr., Vincent J. Bruno and James A. Bruno are designated in the Nominees chart appearing on page 4 of this Proxy Statement. Timothy N. Burelle, age 48, has been employed by Big B since 1990, and was elected Vice President of Professional Relations of Big B in 1990; he was Dean of the School of Pharmacy at Samford
University from 1985 to 1990. Bobby W. Little, age 52, has been employed by Big B since 1972 and was elected Vice President of Store Operations in 1982 and Senior Vice President of Store Operations in 1994. S. Steven Taylor, age 43, has been employed by Big B since 1982 and was elected Vice President of Real Estate and Store Development in 1987. Eugene A. Beckmann, age 46, has been employed by Big B since 1984 and was elected Vice President of Human Resources in 1987. Michael J. Tortorice, age 48, has been employed by Big B since 1973 and was elected Vice President of Finance in 1988, Treasurer in 1993, and Chief Financial Officer in 1994.

       The following table presents information concerning the beneficial ownership of the Company's Common Stock by certain of its executive officers on March 31, 1995.

Stock Beneficially Owned

Name and Address            Title of Class       # of Shares(1)  % of Class
Anthony J. Bruno                Common             885,504          5.7%
Birmingham, AL

Arthur M. Jones, Sr.            Common              68,098           .4%
Birmingham, AL

Vincent J. Bruno                Common           1,226,112          7.8%
Birmingham, AL

James A. Bruno                  Common              93,403           .6%
Birmingham, AL

Bobby W. Little                 Common              36,246           .2%
Birmingham, AL

Timothy N. Burelle              Common               8,058           .05%
Birmingham, AL

All Officers and Directors      Common           2,956,370         18.9%
of the Company as a group
(14 persons)

<F1>
(1)  The amounts shown represent the total shares beneficially owned by such individuals together with shares which are issuable upon the exercise of all stock options which are currently exercisable.  Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such options: Arthur M. Jones, Sr.,
13,000; Vincent J. Bruno, 18,000; James A. Bruno, 4,000; and all officers and directors as a group, 46,900.

COMPENSATION TO EXECUTIVE OFFICERS

       The following table is a summary of certain information concerning the compensation earned by the Company's chief executive officer and each of the other five most highly compensated executive officers during the last three fiscal years.

COMPENSATION

                         Annual Compensation     Long-Term           All Other
                                                 Compensation      Compensation (2)

Name/       Year  Salary     Bonus   Other       No. of
Position                             Annual      Securities
                                     Compen-     Underlying
                                     sation       Options
                                     (1)
Anthony     1995  $256,000   $ 98,000  --            --                  $45,000
J.Bruno,    1994   244,000    125,000  --            --                   48,000
Chairman    1993   231,000    118,000  --            --                  102,000
of the
Board, CEO

Arthur M.   1995   205,000    79,000 $32,000            0                 29,000
Jones, Sr., 1994   185,000   100,000  11,000       18,000                 24,000
President,  1993   153,000    80,000  38,000            0                 22,000
Chief Oper-
ating Officer

Vincent     1995   120,000    46,000   --               0                 27,000
J. Bruno,   1994   114,000    59,000  40,000        8,000                 30,000
Senior      1993   106,000    55,000  12,000            0                 21,000
Vice
President
of Merchan-
dising and
Advertising

James A.    1995   107,000    47,000   --               0                  9,000
Bruno,      1994    82,000    43,000   --           7,000                  8,000
Executive   1993    74,000    39,000  21,000            0                  6,000
Vice
President;
Secretary

Bobby W.    1995   109,000    42,000  12,000            0                 25,000
Little,     1994   101,000    53,000   --           7,000                 21,000
Senior      1993    95,000    49,000   5,000            0                 20,000
Vice
President
of Store
Operations

Timothy     1995   109,000    42,000    --              0                 16,000
N.Burelle,  1994   101,000    53,000    --          4,400                 15,000
Vice        1993    95,000    49,000  15,000            0                 13,000
President
of Pro-
fessional
Relations

<F1>
(1) Reflects amounts reimbursed by the Company for the payment of taxes resulting from the exercise of stock options issued under the Company's Employee Stock Option Plan.  No amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of annual salary and bonus.
<F2>

(2) The amounts listed in this column represent (i) the Company's contributions under its
Profit Sharing Plan for the benefit of the following executives for 1995, 1994, and 1993:
Anthony J Bruno $6,000, $6,000, and $7,000; Arthur M. Jones, Sr. $6,000, $6,000, and $7,000;
Vincent J. Bruno $6,000, $6,000 and $5,000; James A. Bruno $5,000, $4,000 and $3,000; Bobby
W. Little $4,000, $4,000 and $4,000; and Timothy N. Burelle $4,000, $4,000 and $4,000; (ii)
amounts accrued by the Company in 1995, 1994, and 1993 under Employment and Deferred
Compensation Agreements to provide future retirement benefits for its executives as follows:
Anthony J. Bruno $20,000, $25,000, and $80,000; Arthur M. Jones, Sr. $20,000, $15,000, and
$12,000; Vincent J. Bruno $18,000, $21,000 and $13,000; James A. Bruno $2,000, $2,000 and
$1,000; Bobby W. Little $18,000, $14,000 and $13,000; and Timothy N. Burelle $10,000, $9,000
and $7,000; and (iii) annual premiums paid by the Company on life insurance provided by the
Company in 1995, 1994 and 1993 for the benefit of its executives as follows: Anthony J. Bruno
$19,000, $17,000, and $15,000; Arthur M. Jones, Sr. $3,000, $3,000, and $3,000; Vincent J.
Bruno $3,000, $3,000 and $3,000; James A. Bruno $2,000, $2,000 and $2,000; Bobby W. Little
$3,000, $3,000 and $3,000; and Timothy N. Burelle $2,000, $2,000 and $2,000.

[/FN]

COMPENSATION REPORT

       The Company's Compensation Committee has established for executives specific compensation policies which seek to enhance the profitability of the Company with an appropriate balance between long-term and short-term profitability goals and to assure the ability of the Company to attract and retain executive employees with compensation packages competitive in the marketplace.

       The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis, in the following order of priority, on the ultimate realization of profits for the Company, continued growth in revenues, and control over operating expenses through the achievement of operating efficiencies.

       The key elements of the Company's compensation program include base compensation, an incentive bonus, a Stock Option Plan and retirement benefits typically offered to executives of similar businesses.

       The Company has also sought to align the interests of the executives with the long-term interests of the shareholders through its Stock Option Plan and an attractive deferred compensation plan for the executives.

       The fiscal 1995 compensation of Anthony J. Bruno, the Company's Chief Executive Officer, was based on a review of salaries paid by other retail drug companies of a similar size to that of the Company, taking into account the successful performance of the Company during the preceding year and the leadership provided by him in his role as CEO. The base salaries of all of the executives are set on a general and subjective basis after a review of certain factors, including salaries paid by other retail drug companies of a similar size to that of the Company for executives of similar experience and skills, the overall performance by each executive during the preceding year, the Company's financial performance during the preceding year, and any changes in the scope of the executive's responsibilities from the preceding year. In addition to base salary, each executive, including the CEO, may earn a cash bonus of up to 50% of base pay if certain earnings objectives, established at the beginning of each fiscal year, are achieved with the maximum potential bonus being reduced in proportion to any shortfall in these set earnings objectives.

COMPENSATION COMMITTEE

       Isaac L. Alderman
       Richard Cohn
       Charles A. McCallum, D.M.D., M.D.


SHAREHOLDER RETURN PERFORMANCE

       The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Chain Drug Store Industry (Peer Group), provided by the National Association of Chain Drug Stores, for the period of five fiscal years. The graph depicts $100 invested at the close of trading in the last trading day preceding the first day of the fifth preceding fiscal year in Big B, Inc. Common Stock, the S&P
500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.


[Shareholder Return Performance Graph Omitted pursuant to Item
304(d) of Regulation S-T]



             1990    1991    1992    1993    1994    1995
Big B, Inc. 100.00   62.08   98.23  169.51  203.45  245.13

S&P 500     100.00  108.39  132.99  147.06  166.02  166.88

Peer Group  100.00  122.59  155.28  162.81  162.00  201.62


STOCK OPTION GRANTS

       No options to purchase Company Common Stock were granted during the last fiscal year to the named executive officers pursuant to the Company's Employee Stock Option Plan.


AGGREGATE OPTION EXERCISES AND OPTION VALUES

       The following table shows information concerning the exercise of stock options during the fiscal year 1995 by each of the named executive officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION VALUES

Name             Shares     Value      No. of       No. of      Value of      Value of
                acquired   realized  securities   securities   unexercised   unexercised
                  on         ($)     underlying   underlying   in-the-money  in-the-money
                exercise             unexercised  unexercised   options at    options at
                (Number)             options at   options at     FYE ($)-      FYE ($)-
                                        FYE          FYE       exercisable   unexercisable
                                   (exercisable) (unexercisable)
Anthony J.
Bruno                  0         $0         0              0           $0              $0

Arthur M.
Jones, Sr.        16,000   $112,000    22,000              0     $173,000               0

Vincent J.
Bruno                  0          0    18,000              0     $136,000               0

James A.
Bruno                  0          0    11,000              0     $ 88,000               0

Bobby W.
Little             8,500    $48,000     3,500              0      $32,000               0

Timothy N.
Burelle                0          0     4,400              0      $40,000               0

Total             24,500   $160,000    58,900              0     $469,000               0

RETIREMENT PLANS

Profit Sharing 401(k) Retirement Plan

       The Company maintains a profit sharing cash and deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees who are not eligible to participate in a union-sponsored or co-sponsored qualified retirement plan will participate after one year of service and attainment of age 21.

       The Company may make discretionary contributions in an amount determined annually by the Board of Directors. Company contributions are allocated to each participant on the basis of compensation. Participants may make contributions to the Plan on a payroll deduction basis and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All contributions are paid to NationsBank, as Trustee, to hold, invest and reinvest the funds.
All accounts are vested at retirement, death or disability. Upon any other termination of employment, matching and discretionary contributions are vested after the fifth year of service. Subject to certain restrictions and tax penalties, participants may make early withdrawals from their salary reduction accounts.

Employment and Deferred Compensation Agreement

       An Employment and Deferred Compensation Agreement between the Company and each executive officer of the Company provides that certain retirement benefits are to be paid to that officer upon his retirement after age 65. Cash retirement benefits in a monthly amount equal to 4.2% of his average annual compensation for the five fiscal years ended immediately prior to his retirement date are to be paid to him for a period of 120 months following the date of his retirement. In the event of his death after retirement and during such 120-month period, the Company will be obligated to continue the payments to his spouse or heirs for the remainder of the 120-month term. In the event an officer becomes permanently disabled or dies prior to attaining age 65, the Company will be obligated to make the monthly cash payments to him, or to his wife or heirs in the event of his death, for such 120-month period. The Company accrues the present value of such retirement benefits from the date of such agreement to the normal retirement date.


INTEREST OF OFFICERS, DIRECTORS AND OTHERS IN CERTAIN TRANSACTIONS

       Big B leases a drug store in Hoover, Alabama, from Nancy Bruno, the mother of Vincent Bruno, Senior Vice President of Merchandising and Advertising and a Director of the Company. The annual minimum rental is $55,000, plus 2% of store sales (excluding sales of beer, wine or tobacco products) in excess of $2,750,000. For the last fiscal year, Nancy Bruno received no payments under provisions relating to sales in excess of the specified minimum. The term of this lease is through 2005.

       The Company leases from Joseph S. Bruno, Chairman Emeritus of the Board of Directors of the Company, and his wife, Theresa L. Bruno, five Big B Drug Stores, located in Birmingham, Gadsden, Clanton and Talladega, Alabama, and in Pensacola, Florida, under long-term leases with remaining terms ranging from 5 to 10 years and with three to four five-year renewal options. Each of the leases provides for an annual minimum guaranteed rent, plus an additional rent equal to 2% of annual sales in excess of a specified amount for each of the five drug stores. Future minimum lease payments under these net operating leases with noncancelable terms in excess of one year aggregate $1,816,000. Minimum lease payments were $266,000 in fiscal 1995, $257,000 in fiscal 1994, and $244,000 in fiscal 1993. No excess rentals were paid in fiscal 1995, 1994, or 1993. In addition, at January 28, 1995, the Company is contingently liable for future minimum lease payments of $1,329,000 on stores sold to a related party in a prior year.

       The Company utilizes the services of Perry Harper & Perry,
Inc., an advertising agency, located in Birmingham, Alabama, of which the spouse of James A. Bruno is a shareholder and employee.
In fiscal 1995, the Company paid to Perry Harper & Perry approximately $222,000 of commissions for its services.

       In the opinion of Management and a majority of the disinterested members of the Board of Directors, the terms of each of these leases and the Company's arrangement with its advertising agency are no less favorable than terms that could have been obtained from unaffiliated parties.


TRANSACTIONS WITH BRUNO'S, INC.

       Joseph S. Bruno and Richard Cohn, Directors of the Company, are also directors of Bruno's, Inc. A nephew of Joseph S. Bruno and Anthony J. Bruno is Chairman, President and Chief Executive
Officer of Bruno's.

       The following relates to certain transactions between Big B and Bruno's:

       The Company currently leases from Bruno's, Inc. 15 drug store locations and one home health care store location. Payments by the Company to Bruno's, Inc. under all of such leases for the last fiscal year totaled $678,000 and for the current fiscal year will total approximately $700,000. Future minimum lease payments under operating leases having initial or remaining non-cancelable lease terms in excess of one year payable by the Company to Bruno's, Inc. are $2,751,000.

       In the opinion of a majority of the disinterested members of the Board of Directors, the terms of these leases are no less favorable than terms that could have been obtained from unaffiliated parties.

SHAREHOLDERS LIST

       A complete list of the Shareholders entitled to vote at the annual meeting of Shareholders to be held on May 30, 1995, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Shareholder, and at all times during the annual meeting at the place of the meeting.


SELECTION OF AUDITORS

       Arthur Andersen LLP, independent certified public accountants, have performed an examination of the financial statements of the Company for the fiscal year ended January 28, 1995. Services provided by Arthur Andersen LLP included work related to the examination of the annual financial statements of the Company, its Profit Sharing 401(k) Retirement Plan; reviews of unaudited quarterly financial information; filings with the Securities and Exchange Commission, and preparation of state and federal income tax returns.

       Arthur Andersen LLP, Suite 1500, 417 North 20th Street, Birmingham, Alabama, is recommended for selection as independent certified public accountants of the Company for the current fiscal year. A representative of Arthur Andersen LLP is expected to attend this meeting. He will be afforded the opportunity to make a statement if he desires, and will be available to respond to appropriate questions.


OTHER BUSINESS

       As of the date of this Proxy Statement, Management knows of no other business which will be presented for consideration at the meeting.

       BIG B, INC. WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED JANUARY 28, 1995, TO ANY BENEFICIAL OWNER OF BIG B, INC. COMMON STOCK AS OF APRIL 1, 1995, WHO REQUESTS IN WRITING A COPY OF SUCH FROM ITS CORPORATE SECRETARY, JAMES A. BRUNO, C/O BIG B, INC., POST OFFICE BOX 10166, BIRMINGHAM, ALABAMA 35202.


SHAREHOLDER PROPOSALS

       SHAREHOLDER PROPOSALS TO BE PRESENTED FOR CONSIDERATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY MUST BE RECEIVED BY THE COMPANY NO LATER THAN DECEMBER 15, 1995.


INCORPORATION BY REFERENCE

       The Consolidated Financial Statements of the Company and
Management's Discussion and Analysis of Financial Conditions and
Results of Operations, set forth in the Company's Annual Report to Shareholders accompanying this Proxy Statement, are hereby incorporated herein.


                                     BIG B, INC.


                                     By:    /s/ James A. Bruno
                                         James A. Bruno
                                         Secretary

BIG B, INC.
Birmingham, Alabama

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON THE 30TH DAY OF MAY, 1995.

   The undersigned hereby appoints Joseph S. Bruno and Anthony J. Bruno, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Big B, Inc. held of record by the undersigned on April 1, 1995, at the annual meeting of the Shareholders to be held on the 30th day of May, 1995, at the offices of the Company, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023, at 10:00 o'clock A.M., and at any adjournments thereof, upon the matters set forth below and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned; and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

(1)    ELECTION OF DIRECTORS

       FOR all nominees listed below                               [  ]
       (except as marked to the contrary below)

       WITHHOLD AUTHORITY                                          [  ]
       to vote for all nominees listed below

       INSTRUCTION -- TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
LIST BELOW.

       Joseph S. Bruno, Anthony J. Bruno, Arthur M. Jones, Sr.,
Vincent J. Bruno, James A. Bruno, Richard Cohn, Charles A.
McCallum, D.M.D., M.D., Susan W. Matlock

(2)    To ratify the engagement of the accounting firm of Arthur
Andersen LLP as independent public accountants for the current fiscal year.

     FOR: [  ]                       AGAINST: [  ]                 ABSTAIN: [  ]

(3) To approve an Amendment to the Certificate of Incorporation of the Company which would increase the total number of shares which the Company has authority to issue from Forty Million to One
Hundred Million shares of Common Stock of the par value of $0.001 per share, and to approve and authorize the execution and the filing of any and all certificates and other instruments with all governmental agencies necessary or desirable to effectuate the foregoing matter.

     FOR: [  ]                       AGAINST: [  ]                 ABSTAIN: [  ]

(4) In their discretion, upon such other matters as may properly come before the meeting.

       AUTHORIZED: [  ]              NOT AUTHORIZED: [  ]

       The shares represented by this proxy will be voted in accordance with the specifications made by the undersigned herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS HEREIN SPECIFIED AND AS DIRECTED BY THE ATTORNEYS-IN-FACT AS TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

       Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

       To help our preparations for the meeting, please check here if you plan to attend. [ ]

                                             [SPACE FOR LABEL]

                              SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE:

                              _____________________________________________
                              Date:

                              _____________________________________________
                              Date:

       When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

       If your address has changed, please note new address: